As filed with the Securities and Exchange Commission on September 5, 1996

                                                    Registration No. 0333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                          SECURE COMPUTING CORPORATION
             (Exact name of Registrant as specified in its charter)

                DELAWARE                                     52-1637226
     (State or other jurisdiction of                      (I.R.S. Employer
     incorporation or organization)                     Identification No.)

           2675 LONG LAKE ROAD                                 55113
          ROSEVILLE, MINNESOTA                               (Zip Code)
(Address of principal executive offices)


    SECURE COMPUTING CORPORATION AMENDED AND RESTATED 1995 OMNIBUS STOCK PLAN
                            (Full title of the plan)

                                Kermit M. Beseke
                      President and Chief Executive Officer
                          Secure Computing Corporation
                               2675 Long Lake Road
                           Roseville, Minnesota 55113
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (612) 628-2700
                             ----------------------


                         CALCULATION OF REGISTRATION FEE

======================== ================== ======================= ========================== =====================
                                                                            Proposed
                                                   Proposed                  maximum
       Title of               Amount               maximum                  aggregate               Amount of
     securities to             to be            offering price              offering               registration
     be registered          registered            per share                  price(1)                   fee
======================== ================== ======================= ========================== =====================
     Common Stock,
    $.01 par value           2,500,000              $13.50                 $33,750,000              $11,637.91
======================== ================== ======================= ========================== =====================


(1) Estimated solely for the purpose of the registration fee pursuant to Rule 457(h)(1)based on the average of the high and low sales prices per share of the Registrant's Common Stock on August 29, 1996, as reported on the Nasdaq National Market.

================================================================================


                          SECURE COMPUTING CORPORATION

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents, previously filed (File No. 0-27074) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are, as of their respective dates, incorporated by reference and made a part hereof:

                                    (1) The latest Annual Report on Form 10-K of
                           Secure Computing Corporation (the "Company") for the fiscal year ended December 31, 1995 filed pursuant to
                           Section 13 of the Exchange Act.

                                    (2) All other reports filed pursuant to
                           Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (1) above.

                                    (3) The description of the Company's Common
                           Stock which is contained in the Registration
                           Statement on Form 8-A (Registration No. 0-27074) filed October 27, 1995, (and declared effective on November 16, 1995) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and all amendments and reports filed for the purpose of updating such description.

                  All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicate that all of the shares of Common Stock offered have been sold or which deregister all shares of the Common Stock then remaining unsold shall be deemed to be incorporated by reference in and a part of this Registration Statement from the date of filing of such documents.

                  Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not Applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not Applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his services as a director or officer of the corporation, or his service, at the corporation's request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees) that are actually and reasonably incurred by him ("Expenses"), and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by him, in connection with the defense or settlement of such action, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Although Delaware law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The General Corporation Law of the State of Delaware also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, the General Corporation Law of the State of Delaware provides the general authorization of advancement of a director's or officer's litigation expenses in lieu of requiring the authorization of such advancement by the board of directors in specific cases, and that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification of expenses may be entitled under any bylaw, agreement or otherwise.

         Article V of the By-Laws of the Company provides for the broad indemnification of the directors and officers of the Company and for advancement of litigation expenses to the fullest extent required or permitted by current Delaware law.

         The Company maintains a policy of directors and officers liability insurance that reimburses the Company for expenses that it may incur in conjunction with the foregoing indemnity provisions and that may provide direct indemnification to officers and directors where Company is unable to do so.

         The Certificate of Incorporation of the Company eliminates the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except under certain circumstances involving certain wrongful acts such as breach of a director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for any unlawful acts under Section 174 of the General Corporation Law of the State of Delaware, or for any transaction from which a director derives an improper personal benefit.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not Applicable.

ITEM 8.           EXHIBITS.

   Exhibit                          Description

      4.1 Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (File No. 0-27074)).

      4.2 By-Laws of the Company (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-1 (Registration No. 33-97838)).

      4.3 Secure Computing Corporation Amended and Restated 1995 Omnibus Stock Plan.

      5 Opinion and Consent of Faegre & Benson LLP as to the legality of the shares being registered.

      23.1  Consent of Faegre & Benson LLP is contained in its opinion filed as
            Exhibit 5 to this Registration Statement.

      23.2  Consent of Ernst & Young LLP

      24    Powers of Attorney.


ITEM 9.           UNDERTAKINGS.

         A.       The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that sections (A)
                  (1) (i) and (A) (1) (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on September 3 , 1996.

                                   SECURE COMPUTING CORPORATION

                                   By       /s/ Kermit M. Beseke
                                      Kermit M. Beseke
                                      Chairman and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 3 , 1996.

Signature                                      Title

         /s/ Kermit M. Beseke         Chairman, Chief Executive Officer
Kermit M. Beseke                      and Director
                                      (Principal Executive Officer)

         /s/ Timothy P. McGurran      Vice President of Finance, Treasurer and
Timothy P. McGurran                   Chief Financial Officer
                                      (Principal Financial and Accounting
                                       Officer)

Stephen M. Puricelli*                 Director

Dennis J. Shaughnessy*                Director

Timothy H. Hanson*                    Director

Glenn G. Mackintosh*                  Director       A Majority of the Directors

Adam Adamou*                          Director

Robert Forbes*                        Director

Eric P. Rundquist*                    Director

*Kermit M. Beseke, by signing his name hereto, does hereby sign this document on behalf of each of the above named directors of the Registrant pursuant to powers of attorney duly executed by such persons.

                                            Kermit M. Beseke
                                            Attorney in Fact




                                INDEX TO EXHIBITS




Exhibit           Description                                            Page

4.1   Certificate of Incorporation of the Company
      (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (File No. 0-27074)).

4.2 By-Laws of the Company (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on
      Form S-1 (Registration No. 33-97838)).

4.3   Secure Computing Corporation Amended and Restated 1995
      Omnibus Stock Plan.                                   Filed Electronically

5     Opinion and Consent of Faegre & Benson LLP as to the
      legality of the shares being registered.              Filed Electronically

23.1  Consent of Faegre & Benson LLP is contained in its
      opinion filed as Exhibit 5  to this Registration
      Statement.                                            Filed Electronically

23.2  Consent of Ernst & Young LLP.                         Filed Electronically

24    Power of Attorney.                                    Filed Electronically